UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021 (January 27, 2021)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On January 27, 2021 Singlepoint Inc. (the “Company”) entered into a Note Settlement Agreement (the “Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad”), and UAHC Ventures LLC, a Nevada limited liability company (“UAHC Ventures”, and together with Iliad, “Lender”) to settle certain outstanding Notes (as defined below).

Below is a description of the material terms of the Agreement (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the related agreement).

The Agreement provides for the settlement of (i) the Secured Convertible Promissory Note dated October 6, 2017 in the original principal amount of $670,000.00 issued to UAHC Ventures (the “UAHC Ventures Note”), and (ii) the Secured Convertible Promissory Note dated November 5, 2018 in the original principal amount of $5,520,000.00 issued to Iliad (the “Iliad Note”, and together with the UAHC Ventures Note, the “Notes”).

UAHC Ventures delivered a Redemption Notice to the Company pursuant to the terms of the UAHC Ventures Note, whereby the Company agreed to issue to UAHC Ventures 30,000,000 shares of Common Stock (the “Redemption Conversion Shares”) in accordance with and in the manner and within the timeframes prescribed in Sections 8 and 10 of the UAHC Ventures Note.

Iliad delivered a Conversion Notice to the Company pursuant to the terms of the Iliad Note, pursuant to which the Company agreed to issue to Iliad 100,000,000 shares of Common Stock (along with the Redemption Conversion Shares, hereinafter referred to as the “Shares”) in accordance with and in the manner and within the timeframes prescribed in Section 3 of the Iliad Note.

Lender agreed, with respect to the Shares, in any given calendar week its Net Sales (as defined below) of such Shares shall not exceed five percent (5%) of Borrower’s weekly dollar trading volume in such week (which, for purposes hereof, means the number of shares of Borrower’s common stock traded during such calendar week multiplied by the volume weighted average price per share for such week). The term “Net Sales” means the gross proceeds from sales of the Shares sold in a calendar week minus any trading commissions associated with selling such Shares.

Upon receipt of the Shares by the Lender the Company is deemed to have paid the entire outstanding balances of each of the Notes in full, the Company shall have no further obligations under the Notes, the Notes will terminate and be deemed to be of no further force or effect, and the parties shall be released from all obligations, definitions, representations and commitments therein.

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The foregoing summary of terms is subject to, and qualified in its entirety, by the documents attached hereto as Exhibits 10.1, which are incorporated herein by reference.

The foregoing issuance of Shares was not registered under the Securities Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 above is incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Note Settlement Agreement dated as of January 27, 2021 by and among Iliad Research and Trading, L.P., UAHC Ventures LLC, and Singlepoint Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: January 29, 2021	By:	/s/ William Ralston
William Ralston
President

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